                                                                    EXHIBIT 3.6


                                     BY-LAWS

                                       OF

                            INTERACTIVE TELESIS Inc.

                                    ARTICLE I

                                     OFFICES



1.1 Registered Office. The registered office shall be as set forth in the Corporation's certificate of incorporation.

1.2 Other Offices. The corporation may also have offices at such other places both within and without Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

2.1 Location of Meetings. Meetings of stockholders for any purpose may be held at such time and place, within or without Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof

2.2 Time of All Meeting. Annual meetings of stockholders for the purpose of electing directors, receiving the audited financial statements, receiving the directors report on the operations of the Corporation for the preceding year and to deal with any other business that is properly brought before the meeting, commencing with the year 1996, shall be held once in every calendar year (in accordance with Statute) at such place, date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

2.3 Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

2.4 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning not less than 20% of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

2.6 Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

2.7 Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.8 Quorum. The holders of 33 1/3% of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, shall have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9 Majority Vote. When a quorum is present at any meeting, except where a greater majority is specifically required by the Certificate of Incorporation, these by-laws or applicable legislation, the vote of the holders of a majority of the stock having voting power present in person shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, the certificate of incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.10 Ordinary Resolution Required. Notwithstanding any provision in these by-laws an ordinary resolution passed by at least 50% of the stockholders entitled to vote present at a meeting in person or by proxy shall be required (i) to approve a contract where there are no disinterested directors; or (ii) to approve a sale of all or substantially all of the Corporation's assets; or (iii) to approve the dissolution, winding up or liquidation of the Corporation in order to dispose of the whole or in substantially the whole of the undertaking of the Corporation.

2.11 One Vote Per Share. Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the common stock having voting power held by such stockholder.

2.12 No Action by Written Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may not be dispensed with in favour of stockholders consent in writing.

                                  ARTICLE III

                                    DIRECTORS

3.1 Number; Election; Qualifications. The number of directors which shall constitute the whole board shall be such number as shall be determined from time to time by resolution of the board of directors provided that at no time will the number of directors be less than three.

         The directors shall be nominated and elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         A director may be removed by special resolution passed at a meeting of the stockholders being a resolution passed by not less than 75% of the stockholders present in person or by proxy and entitled to vote.

3.2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, provided that the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the previous annual general meeting of the Corporation, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

3.3 Management of Business. The business of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.


                        DISCLOSURE OF INTEREST OF DIRECTORS

3.4 Disclosure of Interest. A director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Corporation or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a director, as the case may be.

3.5 Vote on Interested Matters. A director shall not vote in respect of any such contract or transaction with the Corporation in which he is interested and, if he shall do so, his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken.

3.6 Offices of and Contracts with Directors. A director may hold any office or place of profit with the Corporation (other than the office of auditor of the Corporation) in conjunction with his office of director for such period and on such terms (as to remuneration or otherwise) as the directors may determine and no director or intended director shall be disqualified by his office from contracting with the Corporation either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, no contract or transaction entered into by or on behalf of the Corporation in which a director is in any way interested shall be liable to be voided by reason thereof

3.7 Professional Services. A director or his firm may act in a professional capacity for the Corporation (except as auditor of the Corporation) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

3.8 Interlocking Directorships. A director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or entity in which the Corporation may be interested as a shareholder or otherwise, and, such director shall not be accountable to the Corporation for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the stockholders of the Corporation otherwise direct.

                       MEETINGS OF THE BOARD OF DIRECTORS

3.9 Location. The board of directors of the Corporation may hold meetings, both regular and special, either within or without Delaware.

3.10 Initial Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

         In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.11 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.12 Special Meetings. Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

3.13 Quorum. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.14 Telephonic Meetings. Members of the board of directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these by-laws shall constitute presence in person at such meeting.

3.15 Action by Written Consent. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

                            COMMITTEES OF DIRECTORS

3.16 Authority of Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         The board of directors shall, from among their number elect at their first meeting following each annual general meeting, an audit committee, composed of not fewer than three directors of whom a majority shall not be officers or employees of the Corporation or an affiliate thereof, to hold office until the next annual general meeting. At every meeting of the audit committee, a quorum consists of a majority of the audit committee.

         The annual audited financial statements of the Corporation shall be submitted to the audit committee for review and thereafter a report of the audit committee thereon shall be submitted to the Directors.

3.17 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

3.18 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

4.1 Method of Notice. Whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be personally delivered, or given by telegram or facsimile.

4.2 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

5.1 Offices Created. The officers of the Corporation shall be chosen by the board of directors and shall be a president who will be a director, a vice-president, a secretary who is not the president and a treasurer. The board of directors may also choose additional vice-presidents or assistant vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

5.2 Appointment of Officers. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer and such other officers as the board deems appropriate.

5.3 Other Appointments. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

5.4 Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest or rent or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

5.5 Tenn. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

                                  THE PRESIDENT

5.6 The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

5.7 Authority to Execute Contracts. The president shall execute bonds, mortgages and other contracts requiting a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

                               THE VICE-PRESIDENTS

5.8 Duties of Vice-President. In the absence of the president or in the event of the president's inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

         The vice-presidents shall perform such other duties and have such other powers as the board of directors may from the to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         General Duties.

5.9 Duties of Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

5.10 Duties of Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

5.11 Duties of Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

5.12 Disbursement of Funds. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

5.13 Bond. If required by the board of directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer in office and for the restoration to the Corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

5.14 Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

6.2 Prepayment of Expenses. The Corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

6.3 Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

6.4      Non-Exclusivity of Rights. The rights conferred on any person by this
         Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

6.5 Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

6.6 Amendment or Renewal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VII

                                 ISSUE OF STOCK

7.1 Subject to the provisions of all applicable legislation, the Certificate of Incorporation, these by-laws and any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase or alteration of capital, the stock shall be under the control of the Directors who may, subject to the rights of the holders of the stock of the Corporation for the time being, issue, allot, sell or otherwise dispose of, or grant options on, issue warrants for or otherwise deal in, shares authorized but not outstanding at such times, to such person (including Directors), in such manner, upon such terms and conditions conferring such rights and restrictions, and at such price or for such consideration as they, in their absolute discretion, may decide.

         No stock may be issued until it is fully paid and the Corporation shall have received the full consideration therefor in cash, property or past services actually performed for the Corporation. The value of property of services for the purpose of this by-law shall be the value determined by the Directors by resolution to be, in all circumstances of the transaction, the fair market value thereof.

7.2 Requirements. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice chairman of the board of directors or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

7.3 Transfer Agents and Registrars. The board may from time to time appoint one or more trust companies as its agent or agents to maintain the central securities register or registers, and an agent or agents to maintain branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

7.4 Securities Register. The Corporation shall maintain a securities register in which it records the securities issued by it in registered form, showing with respect to each class or services of securities:

         (a) the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder,

         (b)      the number of securities held by each security holder, and

         (c) the date and particulars of the issue and transfer of each security.

7.5 Countersignature. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.6 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative to advertise the same in such manner as it shall be required and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

7.7 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

7.8 Record date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

7.9 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered in its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                         GENERAL PROVISIONS - DIVIDENDS

8.1 Declaration of Dividends. Dividends upon the issued capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

8.2 Record Date for Dividends and Right. The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to receive the right to subscribe for such securities, provided that if the Corporation is a distributing corporation, notice of any such record date is given, not less than seven days before such record date, in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to receive the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

8.3 Establishment of Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

8.4 Contracts. In addition to, and specifically not in limitation of, such authority as may be granted to them under the General Corporation Law of the State of Delaware, as amended from time to time, the Board of Directors may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

8.5 Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

8.6 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

8.7 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the majority of the board of directors.

                                      SEAL

8.8 Seal. The corporate seal shall have inscribed thereon the words "Corporate Seal, Delaware" and may include the name of the Corporation and the year of its organization. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The corporation may adopt for any transaction, without the specific leave of the directors, a seal which is different from its customary and usual seal; and it shall be sufficient in any document requiring the seal of the Corporation if the officer executing such document on behalf of the Corporation, being authorized to do so, writes or prints the word "Seal" or makes some similar mark.

                                   ARTICLE IX

                                   AMENDMENTS

9.1 Procedure. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any meeting of the stockholders or of the board of directors.